EXHIBIT 99.1

The following Section 2 is an excerpt from the term sheet for WaMu Mortgage Pass-Through Certificates Series 2007-HY5:

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Seller Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Seller Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            No deletions.

c.  Section 3.1 of the MLPA is hereby amended to add the following additional representations and warranties with respect to the Seller Mortgage Loans:

(xxx)    At the time of origination of the Mortgage Loan, no improvements located on or being part of the Mortgaged Property were in violation of any applicable zoning and subdivision laws or ordinances.

(xxxi)    The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument (and with respect to any impairment, alteration or modification in any material respect of a Mortgage, such instrument has been recorded or is in the process of being recorded).

(xxxii)   As of the Closing Date, there is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property.

d.  The following additional amendments are hereby made to the MLPA with respect to the Seller Mortgage Loans:

            i.    Section 3.1(iv) Representation.  The representation and warranty in clause (iv) of Section 3.1 of the MLPA is hereby deleted in its entirety and replaced with the following representation and warranty:

“(iv)      Except as set forth on Schedule III to the Term Sheet, if applicable, as of the Cut-Off Date, no Mortgage Loan is delinquent (i.e., more than 30 days past due), and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the 12 months preceding the Cut-Off Date (or such shorter period as had elapsed from the date of origination of the Mortgage Loan by the Seller or the other Seller or, if originated by someone other than the Seller or the other Seller, from the date of acquisition of the Mortgage Loan by the Seller or the other Seller) and any such delinquency lasted for no more than 30 days;”;

            ii.    Definitions of “Current Loan-to-Value Ratio” and “Original Loan-to-Value Ratio”.  The definitions of “Current Loan-to-Value Ratio” and “Original Loan-to-Value Ratio” in Article 1 of the MLPA are hereby deleted in their entirety and replaced with the following two definitions:

            “Current Loan-to-Value Ratio:  As used in Section 2.4(b), the Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value; and as used in Section 3.1, the Cut-Off Date Principal Balance of a Mortgage Loan divided by the Appraised Value; provided, however, that if the related Mortgaged Property is located in the State of New York, then, as used in Section 3.1, the Current Loan-to-Value Ratio shall be the Cut-Off Date Principal Balance of the Mortgage Loan divided by the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property (or, if such Mortgage Loan is an ROV Mortgage Loan, the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property).

            Original Loan-to-Value Ratio:  The original principal amount of a Mortgage Loan divided by the Appraised Value; provided, however, that if the related Mortgaged Property is located in the State of New York, then the Original Loan-to-Value Ratio shall be the original principal amount of the Mortgage Loan divided by the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property (or, if such Mortgage Loan is an ROV Mortgage Loan, the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property).”

iii.    Section 2.4(b):  Clauses ii and iii of the second sentence of Section 2.4(b) of the MLPA are hereby deleted in their entirety and replaced with the following:

“(ii) each Substitute Mortgage Loan shall mature not more than one year later than, and not more than two years before, the weighted average date of maturity of the Reacquired Mortgage Loans; provided, that the cumulative effect of all substitutions shall not cause the weighted average life (at the pricing speed) of any class of Certificates to increase by more than the lesser of (x) five years or (y) 50% of its original weighted average life (at the pricing speed); (iii) the weighted average Current Loan-to-Value Ratio of the Substitute Mortgage Loans shall be equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans; provided, that no Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio greater than 100%;”

e.  Except as modified here, the MLPA remains in full force and effect.